Exhibit 99.1

January 27, 2015	Media Contact:	Dan Turner
WILMINGTON, Del.		302-774-0081
daniel.a.turner@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports 4Q and Full-Year 2014 Operating EPS of $0.71 and $4.01;
4Q and Full-Year EPS in Line with Company Expectations Despite Macroeconomic Headwinds

Increases Total Expected Cost Savings from Operational Redesign to at Least $1.3 Billion; Accelerates Year End 2015 Annual Run Rate to $1 Billion

Expects to Return to Shareholders All or Substantially All of Anticipated Chemours One-Time Dividend Proceeds, Currently Estimated at $4 Billion, via Share Repurchases Within 12 to 18 months of the Mid-Year Separation

WILMINGTON, Del., Jan. 27, 2015 - DuPont today announced fourth quarter 2014 operating earnings of $0.71 per share compared to $0.59 per share in the prior year. GAAP1 earnings from continuing operations were $668 million or $0.73 per share, versus $183 million or $0.19 per share last year. Fourth quarter results reflect a 20-percent increase in operating earnings per share year-over-year realized from a number of company actions, including strategic portfolio initiatives, continued productivity improvements related to the company’s operational redesign, reductions in performance-based compensation, and share repurchases.
For the full year 2014, DuPont delivered operating earnings of $4.01 per share compared to $3.88 per share in the prior year. GAAP1 earnings from continuing operations were $3.90 per share, versus $3.04 per share last year.
Volume, margins and earnings grew in the majority of segments, despite significant market and macroeconomic challenges, including a weaker Ag economy, a stronger dollar and a difficult market pricing environment.
"Our 2014 results demonstrate continued progress on our strategic plan to deliver higher growth and higher value, including ongoing portfolio refinement through several strategic portfolio actions and steady progress on the planned Chemours separation, substantial cost reductions from our operational redesign and productivity initiatives, and the continued return of capital to our shareholders through $2 billion of share repurchases and an increase in the common stock dividend of 4 percent," Kullman said.
"Rapid progress in our redesign initiative has enabled us to achieve a $1 billion run-rate target by year end 2015, well ahead of schedule, and we have identified at least $300 million of additional opportunities to streamline our operations and reduce costs. This initiative remains a priority and we expect to see further results over time," Kullman added. "In 2015, we remain focused on generating superior returns for our shareholders, including through return of capital from the expected Chemours dividend, while positioning DuPont for our next stage of growth."

1Generally Accepted Accounting Principles (GAAP)
E.I. du Pont de Nemours and Company

Company Increases Cost Reduction Commitment and Outlines Expectations for Return of Capital From Chemours One-Time Dividend

The company has increased its cost reduction commitment from its operational redesign by approximately $300 million to at least $1.3 billion of total expected savings by 2017. Additionally, by the end of 2015, the company now expects annual run-rate savings of approximately $1 billion, significantly ahead of its previously announced schedule.
In addition the company said it expects to return all or substantially all of the one-time dividend proceeds from Chemours to DuPont shareholders via share repurchases over the 12 to 18 months following the separation of Chemours. Based on the target BB credit rating of Chemours, this amount is anticipated to be approximately $4 billion, pending the final credit ratings and underlying business conditions for Chemours.

Fourth Quarter Highlights

•	Sales were $7.4 billion versus $7.7 billion in the same period last year, down 5 percent primarily due to portfolio changes and negative currency impacts.

•	Volume grew in all segments except for Electronics & Communications.

•	Segment operating earnings were $1,014 million, reflecting disciplined execution despite macroeconomic headwinds, including a weaker Ag economy and the impact from a stronger U.S. dollar.

•	Cost reductions from operational redesign contributed $0.05 per share to operating earnings in the quarter.

Full Year Highlights

•
Sales were $34.7 billion versus $35.7 billion last year, down 3 percent due to weakness in Ag markets, portfolio changes and negative currency impacts. A 1-percent increase in volume was offset by price.

•
Segment operating earnings of $6.0 billion increased 1 percent versus $5.9 billion last year as the negative impact of portfolio changes and currency were more than offset by continued productivity improvements, lower performance-based compensation and gains from business divestitures.

•	Continued to execute on our plan to deliver higher growth and higher value for our shareholders:

◦	Cost reductions from operational redesign contributed $0.07 per share to operating earnings in 2014;

◦	Completed 10 strategic portfolio actions during the year;

◦	Completed a $2 billion share buyback; and

◦	Increased the common stock dividend 4 percent in July 2014.

•	The Chemours separation remains on track, as highlighted by the initial Form 10 filing on December 18.

Global Consolidated Net Sales - 4th Quarter
Fourth quarter 2014 net sales of $7.4 billion decreased 5 percent versus last year, reflecting a 4-percent impact from portfolio changes, 1-percent lower local selling prices and a 3-percent negative currency impact, partially offset by 3-percent higher volume. The table below shows fourth quarter regional sales and variances versus fourth quarter 2013.

	Three Months Ended
	December 31, 2014		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$2,580	(3)	(3)	—	6	(6)
EMEA*	1,672	(5)	2	(6)	3	(4)
Asia Pacific	1,910	(4)	(2)	(2)	2	(2)
Latin America	1,216	(10)	(3)	(5)	(1)	(1)

Total Consolidated Sales	$7,378	(5)	(1)	(3)	3	(4)

* Europe, Middle East & Africa

Segment Sales - 4th Quarter
The table below shows fourth quarter 2014 segment sales with related variances versus the fourth quarter 2013.

	Three Months Ended		Percentage Change
	December 31, 2014		Due to:
(Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/Other
Agriculture	$1,732	(4)	(8)	5	(1)
Electronics & Communications	573	(11)	(6)	(5)	—
Industrial Biosciences	322	(1)	(3)	2	—
Nutrition & Health	843	(3)	(4)	1	—
Performance Chemicals	1,564	(6)	(4)	3	(5)
Performance Materials	1,461	(4)	—	4	(8)
Safety & Protection	943	(3)	(1)	3	(5)
Other	1
Total segment sales	7,439
Elimination of transfers	(61)
Consolidated net sales	$7,378

Operating Earnings - 4th Quarter

			Change vs. 2013
(Dollars in millions)	4Q14	4Q13	$	%
Agriculture	$129	$88	$41	47%
Electronics & Communications	97	93	4	4%
Industrial Biosciences	49	40	9	23%
Nutrition & Health	82	81	1	1%
Performance Chemicals (1)	228	230	(2)	-1%
Performance Materials (1)	332	294	38	13%
Safety & Protection	209	209	—	—%
Other	(112)	(96)	(16)	-17%
Total segment operating earnings (2)	1,014	939	75	8%

Exchange gains (losses) (3)	122	(73)	195
Corporate expenses	(144)	(191)	47
Interest expense	(87)	(108)	21
Operating earnings before income taxes	905	567	338	60%

Provision for income taxes on operating earnings	(256)	(9)	(247)
Net income attributable to noncontrolling interests	—	—	—
Operating earnings	$649	$558	$91	16%

Operating earnings per share	$0.71	$0.59	$0.12	20%

(1) Prior period reflects the reclassifications of the Viton® fluoroelastomer product line from Performance Materials to Performance Chemicals.
(2) See Schedules B and C for listing of significant items and their impact by segment.
(3) See Schedule D for additional information on exchange gains and losses.

Global Consolidated Net Sales - Full Year
Full-year 2014 net sales of $34.7 billion decreased 3 percent versus last year, reflecting a 2-percent impact from portfolio changes, 1-percent lower local selling prices and a 1-percent negative currency impact, partially offset by 1-percent higher volume. The table below shows full-year regional sales and variances versus full year 2013.

	12 Months Ended
	December 31, 2014		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$14,054	(5)	(1)	—	(1)	(3)
EMEA*	8,483	1	—	—	2	(1)
Asia Pacific	7,703	(1)	(2)	(2)	4	(1)
Latin America	4,483	(6)	(1)	(3)	(1)	(1)

Total Consolidated Sales	$34,723	(3)	(1)	(1)	1	(2)

* Europe, Middle East & Africa

Segment Sales - Full Year
The table below shows full-year 2014 segment sales with related variances versus the prior year.

	12 Months Ended		Percentage Change
	December 31, 2014		Due to:
(Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/Other
Agriculture	$11,304	(4)	(1)	(3)	—
Electronics & Communications	2,393	(6)	(8)	2	—
Industrial Biosciences	1,258	3	1	2	—
Nutrition & Health	3,529	2	(1)	3	—
Performance Chemicals	6,497	(6)	(4)	2	(4)
Performance Materials	6,129	(2)	—	2	(4)
Safety & Protection	3,896	—	(1)	3	(2)
Other	5
Total segment sales	35,011
Elimination of transfers	(288)
Consolidated net sales	$34,723

Operating Earnings - Full Year

			Change vs. 2013
(Dollars in millions)	FY 2014	FY 2013	$	%
Agriculture	$2,352	$2,483	$(131)	-5%
Electronics & Communications	355	334	21	6%
Industrial Biosciences	211	169	42	25%
Nutrition & Health	380	299	81	27%
Performance Chemicals (1)	934	1,015	(81)	-8%
Performance Materials (1)	1,298	1,280	18	1%
Safety & Protection	794	690	104	15%
Other	(369)	(345)	(24)	-7%
Total segment operating earnings (2)	5,955	5,925	30	1%

Exchange gains (losses) (2), (3)	193	(128)	321
Corporate expenses	(702)	(762)	60
Interest expense	(377)	(448)	71
Operating earnings before income taxes	5,069	4,587	482	11%

Provision for income taxes on operating earnings	(1,355)	(941)	(414)
Net income attributable to noncontrolling interests	11	14	(3)
Operating earnings	$3,703	$3,632	$71	2%

Operating earnings per share	$4.01	$3.88	$0.13	3%

(1) Prior period reflects the reclassifications of the Viton® fluoroelastomer product line from Performance Materials to Performance Chemicals.
(2) See Schedules B and C for listing of significant items and their impact by segment.
(3) See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments comparing fourth quarter with the prior year, unless otherwise noted. References to selling price are on a U.S. dollar basis, including the impact of currency.

Fourth quarter results included about $175 million of year-over-year lower performance-based compensation. The impact by segment is as follows: Agriculture - $90 million, Electronics & Communications - $10 million, Industrial Biosciences - $5 million, Nutrition & Health - $10 million, Performance Chemicals - $30 million, Performance Materials - $15 million, and Safety & Protection - $15 million.

Full year results included a year-over-year benefit of about $200 million due to lower performance-based compensation, of which $110 million impacted Agriculture.

Agriculture - Operating earnings of $129 million increased $41 million, or 47 percent. Lower corn seed sales in Brazil and a negative currency impact were more than offset by lower costs, gains from the sale of businesses of $36 million and the timing of seed shipments.

Full year 2014 operating earnings of $2.4 billion decreased $0.1 billion, or 5 percent, on lower corn seed volumes and the negative impact of currency, partially offset by higher crop protection volumes, higher local seed prices, and lower costs, including seed inputs.

Electronics & Communications - Operating earnings of $97 million increased $4 million, or 4 percent, as lower costs and productivity improvements were offset by lower Solamet® paste volumes due to the impact of competitive pressures.

Full year 2014 operating earnings of $355 million increased $21 million, or 6 percent, on volume growth and productivity gains, partially offset by the absence of $20 million in OLED licensing income realized during 2013.

Industrial Biosciences - Operating earnings of $49 million increased $9 million, or 23 percent, primarily from improved product mix, lower costs and productivity improvements.

Full year 2014 operating earnings of $211 million increased $42 million, or 25 percent, on increased enzyme demand, principally for ethanol production, and productivity improvements.

Nutrition & Health - Operating earnings of $82 million were essentially flat with prior year as the negative impact of currency and product mix were offset by higher volumes, a gain on termination of a distribution agreement of $18 million, and lower costs.

Full year 2014 operating earnings of $380 million increased $81 million, or 27 percent, from improved product mix, volume growth, productivity and a gain on termination of a distribution agreement of $18 million, partially offset by the negative impact of currency.

Performance Chemicals - Operating earnings of $228 million decreased $2 million as lower prices for titanium dioxide and fluoroproducts were essentially offset by volume increases, lower costs, and a gain from the sale of a business of $23 million.

Full year 2014 operating earnings of $934 million decreased $81 million, or 8 percent, as lower prices for refrigerants, titanium dioxide, and fluoroproducts were partially offset by volume increases, lower costs, and a gain from the sale of a business of $23 million.

Performance Materials - Operating earnings of $332 million increased $38 million, or 13 percent, due primarily to increased ethylene and performance polymer volumes, productivity improvements, and lower costs.

Full year 2014 operating earnings of $1.3 billion were essentially equal to prior year, as increased automotive demand was offset by the impact of the sale of GLS/Vinyls.

Safety & Protection - Operating earnings of $209 million were flat with prior year as lower local prices, currency, and portfolio changes associated with the sale of Sontara® were offset by increased demand for Nomex® thermal resistant products, Kevlar® high strength materials and Tyvek® protective material, and lower costs.

Full year 2014 operating earnings of $794 million increased $104 million, or 15 percent, from higher volumes driven by increased demand for Nomex® and Kevlar®, productivity improvements, and lower product costs, partially offset by lower sales from clean technologies offerings, a negative currency impact, and portfolio changes.

Additional information is available on the DuPont Investor Center website at http://www.investors.dupont.com.

Outlook
The company expects 2015 operating earnings of $4.00 to $4.20 per share, including the full-year outlook for the Performance Chemicals segment.  This estimate includes an approximately $0.60 per share negative currency impact due to the recent strengthening of the dollar based upon an average basket of exchange rates for our business at January 23.  The currency impact is expected to be most significant in the first half of the year due to the seasonality of operating earnings from Agriculture in the northern hemisphere. In 2015, the company anticipates that the increase in the base tax rate from prior year will be about a $0.15 per share headwind. The company also expects that the operational redesign will deliver savings of about $0.35 per share in 2015.
The 2015 outlook does not reflect the planned separation of the Performance Chemicals segment or the impact of the expected return of capital related to the separation.
DuPont will hold a conference call and webcast on Tuesday, January 27, 2015, at 9:00 AM EDT to discuss this news release.  The webcast and additional presentation materials can be accessed by visiting the company’s investor website (Events & Presentations) at www.investors.dupont.com.  A replay of the conference call webcast will be available for 90 days by calling 1-630-652-3042, Passcode 38251527#.  For additional information see the investor center at http://www.dupont.com.
Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements: This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
DuPont intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s proxy statement, dated March 14, 2014, for its 2014 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.
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01/27/15

E.I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)

SCHEDULE A
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$7,378	$7,747	$34,723	$35,734
Other income, net (a)	541	89	1,323	410
Total	7,919	7,836	36,046	36,144

Cost of goods sold	4,823	5,132	21,703	22,547
Other operating charges (a)	158	460	1,067	1,560
Selling, general and administrative expenses	1,164	1,350	5,344	5,833
Research and development expense	490	550	2,067	2,153
Interest expense	87	108	377	448
Employee separation / asset related charges, net (a)	234	114	497	114
Total	6,956	7,714	31,055	32,655

Income from continuing operations before income taxes	963	122	4,991	3,489
Provision for (benefit from) income taxes on continuing operations (a)	295	(61)	1,370	626
Income from continuing operations after income taxes	668	183	3,621	2,863
Income from discontinued operations after taxes	15	2	15	1,999

Net income	683	185	3,636	4,862

Less: Net income attributable to noncontrolling interests	—	—	11	14

Net income attributable to DuPont	$683	$185	$3,625	$4,848

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$0.73	$0.19	$3.94	$3.07
Basic earnings per share of common stock from discontinued operations	0.02	—	0.02	2.16
Basic earnings per share of common stock	$0.75	$0.20	$3.95	$5.22

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$0.73	$0.19	$3.90	$3.04
Diluted earnings per share of common stock from discontinued operations	0.02	—	0.02	2.14
Diluted earnings per share of common stock	$0.74	$0.20	$3.92	$5.18

Dividends per share of common stock	$0.47	$0.45	$1.84	$1.78
Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	906,339,000	927,279,000	914,752,000	925,984,000
Diluted	913,650,000	934,949,000	921,873,000	933,147,000

(a) See Schedule B for detail of significant items.
(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures
Summary of Earnings Comparison
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Income from continuing operations after income taxes (GAAP)	$668	$183	265%	$3,621	$2,863	26%
Less: Significant items charge (benefit) included in income from continuing operations after income taxes (per Schedule B)	39	(294)		(9)	(423)
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(20)	(81)		(84)	(360)
Net income attributable to noncontrolling interest	—	—		11	14
Operating earnings (Non-GAAP)	$649	$558	16%	$3,703	$3,632	2%

EPS from continuing operations attributable to DuPont (GAAP)	$0.73	$0.19	284%	$3.90	$3.04	28%
Significant items charge (benefit) included in EPS (per Schedule B)	0.04	(0.31)		(0.01)	(0.45)
Non-operating pension/OPEB costs included in EPS	(0.02)	(0.09)		(0.10)	(0.39)
Operating EPS (Non-GAAP)	$0.71	$0.59	20%	$4.01	$3.88	3%

E.I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

SCHEDULE A (continued)
	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$6,910	$8,941
Marketable securities	124	145
Accounts and notes receivable, net	6,005	6,047
Inventories	7,841	8,042
Prepaid expenses	279	206
Deferred income taxes	589	775
Assets held for sale	—	228
Total current assets	21,748	24,384
Property, plant and equipment, net of accumulated depreciation (December 31, 2014- $19,942; December 31, 2013 - $19,438)	13,386	12,993
Goodwill	4,529	4,713
Other intangible assets	4,580	5,096
Investment in affiliates	886	1,011
Deferred income taxes	3,651	2,353
Other assets	1,096	949
Total	$49,876	$51,499

Liabilities and Equity
Current liabilities
Accounts payable	$4,822	$5,180
Short-term borrowings and capital lease obligations	1,423	1,721
Income taxes	547	247
Other accrued liabilities	5,848	6,219
Total current liabilities	12,640	13,367
Long-term borrowings and capital lease obligations	9,271	10,741
Other liabilities	13,819	10,179
Deferred income taxes	768	926
Total liabilities	36,498	35,213

Commitments and contingent liabilities

Stockholders' equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at December 31, 2014 - 992,020,000; December 31, 2013 - 1,014,027,000	298	304
Additional paid-in capital	11,174	11,072
Reinvested earnings	17,045	16,784
Accumulated other comprehensive loss	(8,707)	(5,441)
Common stock held in treasury, at cost (87,041,000 shares at December 31, 2014 and December 31, 2013)	(6,727)	(6,727)
Total DuPont stockholders' equity	13,320	16,229
Noncontrolling interests	58	57
Total equity	13,378	16,286
Total	$49,876	$51,499

E.I. du Pont de Nemours and Company
Condensed Consolidated Statement of Cash Flows
(Dollars in millions)

SCHEDULE A (continued)
	Twelve Months Ended December 31,
	2014	2013
Total Company
Net income	$3,636	$4,862
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	1,254	1,280
Amortization of intangible assets	363	323
Net periodic pension benefit cost	406	953
Contributions to pension plans	(311)	(313)
Gain on sales of businesses	(726)	(2,687)
Other operating activities - net	362	177
Change in operating assets and liabilities - net	(1,272)	(1,416)
Cash provided by operating activities	3,712	3,179

Investing activities
Purchases of property, plant and equipment	(2,020)	(1,882)
Investments in affiliates	(42)	(58)
Payments for businesses - net of cash acquired	—	(133)
Proceeds from sales of businesses - net	1,058	4,841
Proceeds from sales of assets - net	34	142
Net decrease (increase) in short-term financial instruments	14	(45)
Foreign currency exchange contract settlements	430	40
Other investing activities - net	189	40
Cash (used for) provided by investing activities	(337)	2,945

Financing activities
Dividends paid to stockholders	(1,696)	(1,661)
Net (decrease) increase in borrowings	(1,701)	717
Repurchase of common stock	(2,000)	(1,000)
Proceeds from exercise of stock options	327	536
Payments for noncontrolling interest	—	(65)
Other financing activities - net	(4)	(1)
Cash used for financing activities	(5,074)	(1,474)

Effect of exchange rate changes on cash	(332)	(88)

(Decrease) increase in cash and cash equivalents	(2,031)	4,562

Cash and cash equivalents at beginning of period	8,941	4,379

Cash and cash equivalents at end of period	$6,910	$8,941

Reconciliation of Non-GAAP Measure
Calculation of Free Cash Flow - Total Company
	Twelve Months Ended December 31,
	2014	2013
Cash provided by operating activities	$3,712	$3,179
Purchases of property, plant and equipment	(2,020)	(1,882)
Free cash flow	$1,692	$1,297

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

SCHEDULE B
SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2014	2013	2014	2013	2014	2013
1st Quarter
Separation transaction costs (a)	$(16)	$—	$(12)	$—	$(0.01)	$—
Customer claims charge (e)	—	(35)	—	(22)	—	(0.02)
Income tax items (f)	—	—	—	42	—	0.04
1st Quarter - Total	$(16)	$(35)	$(12)	$20	$(0.01)	$0.02

2nd Quarter
Separation transaction costs (a)	$(35)	$—	$(26)	$—	$(0.03)	$—
Gain on sale of business (b)	391	—	273	—	0.30	—
Restructuring charge (c)	(263)	—	(182)	—	(0.20)	—
Venezuela devaluation (d)	(58)	—	(57)	—	(0.06)	—
Customer claims charge (e)	—	(80)	—	(51)	—	(0.05)
Income tax items (g)	—	(11)	—	(27)	—	(0.03)
2nd Quarter - Total	$35	$(91)	$8	$(78)	$0.01	$(0.08)

3rd Quarter
Separation transaction costs (a)	$(61)	$—	$(44)	$—	$(0.05)	$—
Customer claims charge (e)	—	(40)	—	(24)	—	(0.03)
Litigation settlement (h)	—	(72)	—	(47)	—	(0.05)
3rd Quarter - Total	$(61)	$(112)	$(44)	$(71)	$(0.05)	$(0.08)

4th Quarter
Separation transaction costs (a)	$(63)	$—	$(49)	$—	$(0.05)	$—
Customer claims recovery (charge) (e)	210	(197)	134	(129)	0.14	(0.13)
Gain on sale of business (b)	240	—	154	—	0.17	—
Restructuring charge/adjustments (c)	(299)	(124)	(200)	(165)	(0.22)	(0.18)
4th Quarter - Total	$88	$(321)	$39	$(294)	$0.04	$(0.31)

Full Year - Total (i)	$46	$(559)	$(9)	$(423)	$(0.01)	$(0.45)

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

SCHEDULE B (continued)
(a)
Fourth, third, second and first quarter 2014 included a charge of $(63), $(61), $(35) and $(16), respectively, recorded in other operating charges associated with transaction costs related to the separation of the Performance Chemicals segment.

(b)
Fourth quarter 2014 included a gain of $240 recorded in other income, net associated with the sale of copper fungicides and land management businesses, both within the Agriculture segment. Second quarter 2014 included a gain of $391 recorded in other income, net associated with the sale of Glass Laminating Solutions/Vinyls in the Performance Materials segment.

(c)
As a result of the company's plan to reduce residual costs associated with the separation of the Performance Chemicals segment and to improve productivity across all businesses and functions, fourth quarter 2014 included a $(299) restructuring charge consisting of $(234) recorded in employee separation/asset related charges, net, and $(65) recorded in other income, net. The charges include $(153) of severance and related benefit costs, $(14) of other non-personnel charges, and $(132) of asset related charges, including $(65) of charges associated with the restructuring actions of a joint venture. Pre-tax charges by segment are: Agriculture - $(87), Electronics & Communications - $(16), Industrial Biosciences - $(11), Nutrition & Health - $(7), Performance Chemicals - $(2), Performance Materials - $(70), Safety & Protection - $(21), Other - $(20), and Corporate expenses - $(65).

Similarly, second quarter 2014 included a $(263) restructuring charge recorded in employee separation/asset related charges, net, consisting of $(166) of severance and related benefit costs, $(94) of asset related charges, and $(3) of other non-personnel charges. Pre-tax charges by segment are: Agriculture - $(47), Electronics & Communications - $(68), Industrial Biosciences - $(2), Nutrition & Health - $(8), Performance Chemicals - $(19), Performance Materials - $(29), Safety & Protection - $(31), Other - $(2), and Corporate expenses - $(57).

Fourth quarter 2013 included an impairment charge of $(129) recorded in employee separation/asset related charges, net related to an asset grouping within the Electronics & Communications segment. The fourth quarter 2013 charge was the result of strategic decisions related to the thin film photovoltaic market.

Fourth quarter 2013 also included a net $5 restructuring adjustment consisting of a $24 benefit associated with prior year restructuring programs and a $(19) charge associated with restructuring actions related to a joint venture. The majority of the $24 net reduction recorded in employee separation/asset related charges, net was due to the achievement of work force reductions through non-severance programs associated with the 2012 restructuring program. The charge of $(19) included $(9) recorded in employee separation/asset related charges, net and $(10) recorded in other income, net and was the result of restructuring actions related to a joint venture within the Performance Materials segment. Pre-tax amounts by segment were: Agriculture-$1, Electronics & Communication-$(2), Industrial Biosciences-$1, Nutrition & Health-$6, Performance Chemicals-$(2), Performance Materials-$(16), Safety & Protection-$4, Other-$5 and Corporate-$8.

(d)
Second quarter 2014 included a charge of $(58) recorded in other income, net associated with remeasuring the company's Venezuelan net monetary assets from the official exchange rate to the SICAD II exchange system.

(e)
The company recorded insurance recoveries of $210 in other operating charges, in fourth quarter of 2014 in the Agriculture segment, for recovery of costs for customer claims related to the use of the Imprelis® herbicide. The company had accruals of $261 related to these customer claims and insurance receivables of $35 at December 31, 2014. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. To date, the company has recognized and received $283 of insurance recoveries from its insurance carriers and continues to seek recovery although the timing and outcome remain uncertain.

Fourth, third, second and first quarter 2013 included charges of $(197), $(40), $(80) and $(35), respectively, recorded in other operating charges in the Agriculture segment associated with resolving claims related to the use of the Imprelis® herbicide.

(f)
First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a $(26) charge related to the global distribution of Performance Coatings cash proceeds.

(g)
Second quarter 2013 includes a charge of $(11) in other income, net related to interest on a prior year tax position. Second quarter 2013 also includes a charge of $(49) associated with a change in accrual for a prior year tax position offset by a $33 benefit for an enacted tax law change.

(h)
Third quarter 2013 included a charge of $(72) recorded in other operating charges related to the company's settlement of titanium dioxide antitrust litigation. This matter relates to the Performance Chemicals segment.

(i) Earnings per share for the year may not equal the sum of quarterly earnings per share due to the changes in average share calculations.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C
	Three Months Ended December 31,		Twelve Months Ended December 31,
SEGMENT SALES (1)	2014	2013	2014	2013
Agriculture	$1,732	$1,806	$11,304	$11,739
Electronics & Communications	573	642	2,393	2,549
Industrial Biosciences	322	326	1,258	1,224
Nutrition & Health	843	872	3,529	3,473
Performance Chemicals (2)	1,564	1,671	6,497	6,932
Performance Materials (2)	1,461	1,521	6,129	6,239
Safety & Protection	943	975	3,896	3,884
Other	1	1	5	6
Total Segment sales	7,439	7,814	35,011	36,046

Elimination of transfers	(61)	(67)	(288)	(312)
Consolidated net sales	$7,378	$7,747	$34,723	$35,734

(1) Segment sales include transfers.
(2) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C (continued)
	Three Months Ended December 31,		Twelve Months Ended December 31,
INCOME FROM CONTINUING OPERATIONS (GAAP)	2014	2013	2014	2013
Agriculture	$492	$(108)	$2,668	$2,132
Electronics & Communications	81	(38)	271	203
Industrial Biosciences	38	41	198	170
Nutrition & Health	75	87	365	305
Performance Chemicals (1)	226	228	913	941
Performance Materials (1)	262	278	1,590	1,264
Safety & Protection	188	213	742	694
Other	(132)	(91)	(391)	(340)
Total Segment PTOI	1,230	610	6,356	5,369

Corporate expenses	(272)	(183)	(999)	(765)
Interest expense	(87)	(108)	(377)	(448)
Non-operating pension/OPEB costs	(30)	(124)	(124)	(539)
Net exchange gains (losses) (2)	122	(73)	135	(128)
Income before income taxes from continuing operations	$963	$122	$4,991	$3,489

	Three Months Ended December 31,		Twelve Months Ended December 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (3)	2014	2013	2014	2013
Agriculture	$363	$(196)	$316	$(351)
Electronics & Communications	(16)	(131)	(84)	(131)
Industrial Biosciences	(11)	1	(13)	1
Nutrition & Health	(7)	6	(15)	6
Performance Chemicals (1)	(2)	(2)	(21)	(74)
Performance Materials (1)	(70)	(16)	292	(16)
Safety & Protection	(21)	4	(52)	4
Other	(20)	5	(22)	5
Total significant items by segment	216	(329)	401	(556)
Corporate expenses	(128)	8	(297)	(3)
Net exchange gains (losses) (2)	—	—	(58)	—
Total significant items before income taxes	$88	$(321)	$46	$(559)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING EARNINGS (NON-GAAP)	2014	2013	2014	2013
Agriculture	$129	$88	$2,352	$2,483
Electronics & Communications	97	93	355	334
Industrial Biosciences	49	40	211	169
Nutrition & Health	82	81	380	299
Performance Chemicals (1)	228	230	934	1,015
Performance Materials (1)	332	294	1,298	1,280
Safety & Protection	209	209	794	690
Other	(112)	(96)	(369)	(345)
Total segment operating earnings	1,014	939	5,955	5,925
Corporate expenses	(144)	(191)	(702)	(762)
Interest expense	(87)	(108)	(377)	(448)
Operating earnings before income taxes and exchange gains (losses)	783	640	4,876	4,715
Net exchange gains (losses) (2)	122	(73)	193	(128)
Operating earnings before income taxes	$905	$567	$5,069	$4,587

(1) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.
(2) See Schedule D for additional information on exchange gains and losses.
(3) See Schedule B for detail of significant items.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D
Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Income from continuing operations before income taxes	$963	$122	$4,991	$3,489
Add: Significant items before income taxes	(88)	321	(46)	559
Add: Non-operating pension/OPEB costs	30	124	124	539
Operating earnings before income taxes	$905	$567	$5,069	$4,587
Less: Net income attributable to noncontrolling interests	—	—	11	14
Add: Interest expense	87	108	377	448
Adjusted EBIT from operating earnings	992	675	5,435	5,021
Add: Depreciation and amortization	379	387	1,617	1,603
Adjusted EBITDA from operating earnings	$1,371	$1,062	$7,052	$6,624

Reconciliation of Operating Earnings Per Share (EPS) Outlook
The reconciliation below represents the company's outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,
	2015 Outlook	2014 Actual
Operating EPS (Non-GAAP)	$4.00-$4.20	$4.01

Significant items
Separation transaction costs	(0.30)	(0.14)
Gain on sale of business		0.47
Restructuring charge		(0.42)
Venezuela devaluation		(0.06)
Tax items		—
Customer claims recovery		0.14
Restructuring charge/adjustments		—
Litigation settlement		—
Asset impairment charge		—

Non-operating pension/OPEB costs - estimate	(0.21)	(0.10)

EPS from continuing operations (GAAP)	$3.49-$3.69	$3.90

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings(1)
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in other income, net and the related tax impact is recorded in provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange losses (includes equity affiliates)	$(198)	$(42)	$(414)	$(163)
Local tax (expenses) benefits	(73)	22	(205)	54
Net after-tax impact from subsidiary exchange losses	$(271)	$(20)	$(619)	$(109)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$320	$(31)	$607	$35
Tax (expenses) benefits	(112)	12	(212)	(12)
Net after-tax impact from hedging program exchange gains (losses)	$208	$(19)	$395	$23

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$122	$(73)	$193	$(128)
Tax (expenses) benefits	(185)	34	(417)	42
Net after-tax exchange losses (2)	$(63)	$(39)	$(224)	$(86)

As shown above, the "Total Exchange Gain (Loss)" is the sum of the "Subsidiary/Affiliate Monetary Position Gain (Loss)" and the "Hedging Program Gain (Loss)."

(1) See Schedule B for detail of significant items.

(2) The above net after-tax exchange losses excludes losses attributable to discontinued operations of $(5) for the twelve months ended December 31, 2013.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Income from continuing operations before income taxes	$963	$122	$4,991	$3,489
Add: Significant items - (benefit) charge (1)	(88)	321	(46)	559
Non-operating pension/OPEB costs	30	124	124	539
Less: Net exchange gains (losses)	122	(73)	193	(128)
Income from continuing operations before income taxes, significant items,
exchange gains (losses), and non-operating pension/OPEB costs	$783	$640	$4,876	$4,715

Provision for (benefit from) income taxes on continuing operations	$295	$(61)	$1,370	$626
Add: Tax (expenses) benefits on significant items	(49)	27	(55)	136
Tax benefits (expenses) on non-operating pension/OPEB costs	10	43	40	179
Tax (expenses) benefits on exchange gains/losses	(185)	34	(417)	42
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$71	$43	$938	$983

Effective income tax rate	30.6%	(50.0)%	27.4%	17.9%
Significant items effect and non-operating pension/OPEB costs effect	(2.3)%	51.6%	(0.7)%	2.6%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs	28.3%	1.6%	26.7%	20.5%
Exchange gains (losses) effect	(19.2)%	5.1%	(7.5)%	0.3%
Base income tax rate from continuing operations	9.1%	6.7%	19.2%	20.8%

(1) See Schedule B for detail of significant items.